                                                                   EXHIBIT 10.32

                           REPLACEMENT PROMISSORY NOTE

US$1,400,000                                                June 25, 1999

      FOR VALUE RECEIVED, each of the undersigned, SUMMO USA CORPORATION, a corporation organized and existing under the laws of the State of Colorado ("Summo (USA)"), and SUMMO MINERALS CORPORATION, a corporation organized and existing under the laws of British Columbia ("Summo," with Summo (USA) and Summo referred to together as the "Makers"), hereby jointly and severally and unconditionally promises to pay to the order of ST. MARY MINERALS INC., a corporation organized and existing under the laws of Colorado ("St. Mary Minerals"), or other holder hereof (with St. Mary Minerals and any other holder hereof sometimes referred to herein as "Holder"), in immediately available funds, the principal amount of One Million Four Hundred Thousand Dollars ($1,400,000) or so much thereof as may be advanced to or for the benefit of Makers or otherwise outstanding under that certain Amended and Restated Credit Agreement dated as of June 25, 1999 by and among RESOURCE CAPITAL FUND L.P., St. Mary Minerals and Makers (the "Credit Agreement") as the same may hereafter be amended, modified or supplemented.

      The Makers further jointly and severally agree to pay and deliver to Holder, when and as provided in the Credit Agreement, interest on the outstanding principal amount hereof at the rate and at the times specified in the Credit Agreement.

      This Note is made by the Makers on a joint and several liability basis pursuant to, and is subject to, all of the terms and conditions of the Credit Agreement. Payment of the principal amount represented hereby and the interest thereon shall be payable at the times and in the manner set forth in the Credit Agreement, and in all events are due and payable not later than July 1, 2004. Capitalized terms which are not defined herein have the meanings given thereto in the Credit Agreement. Reference is made to the Credit Agreement and the documents delivered in connection therewith for a statement of the prepayment rights and obligations of the Makers, a description of the collateral in which liens and security interests have been granted by the Makers to secure the payment and performance of the Makers hereunder, the nature and extent of such liens and security interests, and for a statement of the terms and conditions under which the due date of this Note may be accelerated.

      This Note represents an extension and renewal of the outstanding Principal Amount of, and a replacement and substitution for, the Amended and Restated Promissory Note dated January 1, 1999 made by the Makers payable to the order of St. Mary Land & Exploration Company and St. Mary Minerals Inc. (the "Prior Note"). The indebtedness evidenced by the Prior Note is a continuing indebtedness and nothing contained herein shall be construed to deem paid the Prior Note or to release or terminate any Lien or security interest given to secure payment of the Prior Note.

      In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement, the Makers further agree, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by any Holder hereof in endeavoring to collect any amounts due and payable hereunder which are not paid and delivered or otherwise satisfied when due, whether by acceleration or otherwise.

      The Makers, for themselves and for all endorsers hereof, hereby waive notice, demand, presentment for payment, protest and notice of dishonor.

      This Note and the rights of Makers and any Holders hereof are governed by the laws of the State of Colorado.

      IN WITNESS WHEREOF, the Makers have executed and delivered this Note as of the date first above written.

SUMMO USA CORPORATION                        SUMMO MINERALS CORPORATION


By: /s/ GREGORY A. HAHN                      By: /s/ GREGORY A. HAHN
    --------------------------------             -----------------------------
Name: Gregory A. Hahn                        Name: Gregory A. Hahn
      ------------------------------               ---------------------------
Title: President                             Title: President
       -----------------------------                --------------------------